Exhibit 99.1

Butterfly Network Names Heather Getz as Chief Financial Officer

Health Tech Executive Brings 25 years of Financial and Operational Experience to Butterfly

GUILFORD, Conn. and NEW YORK, April 20, 2022 - Butterfly Network, Inc. (NYSE: BFLY), a digital health company transforming care with handheld, whole-body ultrasound, today announced the appointment of Heather Getz to the position of Executive Vice President and Chief Financial Officer, effective May 2.

“Heather brings a compelling blend of healthcare technology and public company experience along with a successful track record in operational and financial discipline that is well suited to support and enhance Butterfly's continued growth and evolution,” said Dr. Todd Fruchterman, Butterfly’s President and Chief Executive Officer. “As a proven CFO with deep experience in delivering results and value creation, Heather will be a strong partner as we continue to execute our strategy and introduce unique value to the healthcare ecosystem.”

Dr. Fruchterman continued, “In addition to 25 years of corporate finance and operating experience at both public and private companies, Heather brings a strong background in the digital health and medical device space. Her history of contributing to the creation of long-term company value, driving operational excellence, and accelerating profitability positions her exceptionally well to lead Butterfly’s finance organization.”

Ms. Getz spent 12 years at BioTelemetry, Inc., a publicly traded remote medical technology company, where, among other roles, she served as Executive Vice President and Chief Financial and Administrative Officer. Heather played a pivotal role in transforming the company and driving strategic and structural change through significant market disruption. During her tenure, BioTelemetry saw an increase in market capitalization of over $2.5 billion, culminating with a sale to Royal Philips in 2021. Before this, Heather held various financial leadership positions at companies including Alita Pharmaceuticals, VIASYS Healthcare, and Sunoco. Ms. Getz is a Certified Public Accountant and holds an M.B.A. with a concentration in Finance and a B.S. in Accountancy from Villanova University.

Ms. Getz commented, “I'm thrilled to join the Butterfly team at a time of significant opportunity for the Company and its stakeholders. Having played a leadership role in similar business situations and industries, I look forward to supporting Butterfly’s strategic plan to utilize its differentiated technology to fundamentally improve access to ultrasound acquired insights at the point-of-care, benefiting patients around the world.”

To learn more about Butterfly Network please go to: https://www.butterflynetwork.com/.

About Butterfly Network

Founded by Dr. Jonathan Rothberg in 2011 and listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe whole-body ultrasound system using semiconductor technology, the Butterfly iQ+. Butterfly's mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ+ can be purchased online today by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.

Butterfly iQ+ is a prescription device intended for trained healthcare professionals only.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, development of products and services, and the size and potential growth of current or future markets for its products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business, including issues relating to Omicron or other variants; the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; manufacturing and supply of the Company’s products; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Butterfly Network Contacts:

Media

Caroline Federer

847.650.4781

cfederer@butterflynetwork.com

Investors

Agnes Lee

650.677.9138

alee@butterflynetwork.com